SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act

June 24, 2014

Date of Report (Date of Earliest Event Reported)

MediJane Holdings, Inc.

 (Exact name of registrant as specified in its charter)

Nevada	333-167275	46-0525378
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2011 Ken Pratt Blvd, Suite 210
Longmont, CO	80501
(Address of principal executive offices)	(Zip Code)

(855) 933-3499

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On June 24, 2014, the registrant entered into a securities purchase agreement with Typenex Co-Investment, LLC, a Utah limited liability company.  Under this agreement, the registrant has issued a secured convertible promissory note in the original principal amount of $1,105,000, deliverable in eleven tranches.  On the closing date, Typenex will deliver the initial cash purchase price of $150,000, plus any interest, costs, fees or charges accrued under the note, including the original issue discount of $20,000.  Each subsequent tranche will be in the amount of $85,000, plus any interest, costs, fees or charges accrued thereon under the terms of the note, including the original issuer discount of $8,500.  Each tranche will be accompanied by its own secured investor note.  The registrant has agreed to pay $5,000 to cover Typenex’s legal fees, accounting costs, due diligence, monitoring and other transaction costs in connection with the purchase and sale of the note.  All loans received bear an interest rate of 10% per annum.  The loan is due 23 months after the initial cash purchase price is delivered to the registrant.  Typenex has pledged a 40% membership interest in Typenex Medical, LLC to secure its obligations under all of the notes.

Provided there is an outstanding balance, the registrant will pay an installment amount equal to $61,388.89 plus any accrued and unpaid interest on the installment due date, which is six months after the initial loan disbursement.  This installment amount is the maximum that must be paid on any given installment due date, and is limited by the amounts owed.  This amount can be converted at the lesser of either the lender conversion price or at 70% of the average of the three lowest closing bid prices in the 20 trading days immediately preceding the applicable conversion.  Should the average trading price be less than $0.35 during any such period, then the conversion factor will be reduced to 65% for all future conversion.  Should the registrant decide to prepay this amount, there is a prepayment premium equal to 125% of the outstanding balance of the note.  Should the prepayment premium not be paid within 2 days of the prepayment notice, the registrant forfeits its right to prepay the note.

A warrant to purchase shares of the registrant has been issued to Typenex as of June 24, 2014.  This warrant grants Typenex the ability to purchase a number of fully paid and non-assessable shares of the registrant’s stock, par value $0.001, equal to $552,500 divided by the market price.  This warrant is issued pursuant to the terms of the securities purchase agreement as described above.

Under this agreement, Typenex has the right at any time after the purchase price date until the outstanding balance has been paid in full to convert any or all of the outstanding balance into shares of the registrant’s common stock under the following formula: the number of shares issued equals the amount being converted divided by $1.  These shares must be delivered to Typenex within three trading days of the conversion notice being given to the registrant.  Should any shares be sold to Typenex or any third party at a value that is less than the effective lender conversion price, then the lender conversion price will be reduced to equal such lower issuance price.  The effective lender conversion price will also be adjusted as needed upon any forward or reverse split of the registrant’s shares.  Should the registrant fail to deliver the shares in a timely manner, a late fee of the greater of $500 per day and 2% of the applicable lender conversion share value rounded to the nearest multiple of $100 will be assed for each day after the third that the registrant is late (though not exceeding 200% of the applicable lender conversion share value.

In the event of a default, the note may be accelerated by Typenex by providing written notice to the registrant.  The outstanding balance is immediately due and payable at the greater of the outstanding balance divided by the installment conversion price, or the default effect, which is calculated by multiplying the conversion eligible outstanding balance by 15% for each major default or 5% for each minor default and then adding the resulting product to the outstanding balance as of the date of default.  In addition, an interest rate of the lesser of 22% per annum (or the maximum rate permitted under law) will be applied to the outstanding balance.  Typenex is prohibited from owning more than 4.99% of the registrant’s outstanding shares, unless the market capitalization of the registrant’s common stock is less than $10,000,000, in which case Typenex is prohibited from owning more than 9.99% of the registrant’s outstanding shares.

On a date that is 23 trading days from each date that the registrant delivers conversion shares to Typenex, there is a true-up date in which the registrant will deliver additional shares if the installment conversion price on that date is less than the installment conversion price used in the applicable installment notice.  These additional shares will be equal to the difference between the number of shares that would be delivered to Typenex at the time of the true-up date and the amount originally delivered.

The registrant and Typenex are bound by arbitration provisions of the share purchase agreement.

Item 2.03 – Creation of a Direct Financial Obligation

As described above, the registrant has entered into a securities purchase agreement and convertible promissory note with Typenex Co-Investment, LLC.

Item 9.01 Financial Statements and Exhibits

Ex 10.1 – Share purchase agreement between MediJane Holdings, Inc. and Typenex Co-Investment, LLC, dated

  June 24, 2014.

Ex 10.2 – Secured convertible promissory note between MediJane Holdings, Inc. and Typenex Co-Investment,

  LLC, dated June 24, 2014.

Ex 10.3 – Security agreement between MediJane Holdings, Inc. and Typenex Co-Investment, LLC, dated

  June 24, 2014.

Ex 10.4 – Warrant to purchase common shares between MediJane Holdings, Inc. and Typenex Co-Investment, LLC,

  dated June 24, 2014.

Ex 10.5 – Membership pledge agreement between MediJane Holdings, Inc. and Typenex Co-Investment, LLC.,

  dated June 24, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

MediJane Holdings, Inc.

By:	/s/ Ronald Lusk
Ronald Lusk President and Director

Dated:  July 15, 2014